This Lease, dated the twenty seven day of ~~May~~ June 2006

Between HARRISON MANAGEMENT COMPANY, a Delaware Corporation with offices at 195 Bedford Road, Greenwich, Connecticut, acting herein by W. JOHN HARRISON XBX

Parties

hereinafter referred to as the Landlord, an

GREENWICH BROADCASTING CORPORATION d/b/a WGCH TALK RADIO

hereinafter referred to as the Tenan

WITNESSETH: That the Landlord hereby demises and leases unto the Tenant, and the Tenant herel hires and takes from the Landlord for the term and upon the rentals hereinafter specified, the premis described as follows, situated in the Town of Greenwich County of Fairfield and State of Connecticut consisting of the offices located on the Easterly side of the second floor of the building known as 71 Lewis Street, Greenwich, Connecticut, being approximately 1,750 square feet, together with three (3) parking spaces.

Premises

Term

The term of this demise shall be for ten (10) years from July 1, 2006 XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX and ending June 30, 2016.

Rent

The base rent for the demised term shall be payable in accordance with Schedule A.

Payment of Rent

Rent is payable

at the office of Landlord

or as may be otherwise directed by the Landlord in writing.

THE ABOVE LETTING IS UPON THE FOLLOWING CONDITIONS:

Peaceful Possession

First.—The Landlord covenants that the Tenant, on paying the said rental and performing the covenants a conditions in this Lease contained, shall and may peaceably and quietly have, hold and enjoy the demised premises the term aforesaid.

Purpose

Second.—The Tenant covenants and agrees to use the demised premises as a

and agrees not to use or permit the premises to be used for any other purpose without the prior written consent of Landlord endorsed hereon.

Default in Payment of Rent

Abandonment of Premises

Re-entry and Reletting by Landlord

Tenant Liable for Deficiency

Lien of Landlord to Secure

Performance Attorney's Fees

Third.—The Tenant shall, without any previous demand therefor, pay to the Landlord, or its agent, the said r at the times and in the manner above provided. In the event of the non-payment of said rent, or any instalment there at the times and in the manner above provided, and if the same shall remain in default for ten days after becoming d or if the Tenant shall be dispossessed for non-payment of rent, or if the leased premises shall be deserted or vacated, Landlord or its agents shall have the right to and may enter the said premises as the agent of the Tenant, either by fo or otherwise, without being liable for any prosecution or damages therefor, and may relet the premises as the agen the Tenant, and receive the rent therefor, upon such terms as shall be satisfactory to the Landlord, and all rights of Tenant to repossess the premises under this lease shall be forfeited. Such re-entry by the Landlord shall not ope to release the Tenant from any rent to be paid or covenants to be performed hereunder during the full term of lease. For the purpose of reletting, the Landlord shall be authorized to make such repairs or alterations in or to leased premises as may be necessary to place the same in good order and condition. The Tenant shall be liable to Landlord for the cost of such repairs or alterations, and all expenses of such reletting. If the sum realized or to realized from the reletting is insufficient to satisfy the monthly or term rent provided in this lease, the Landlord, at option, may require the Tenant to pay such deficiency month by month, or may hold the Tenant in advance for the en deficiency to be realized during the term of the reletting. The Tenant shall not be entitled to any surplus accruing result of the reletting. The Landlord is hereby granted a lien, in addition to any statutory lien or right to distrain may exist, on all personal property of the Tenant in or upon the demised premises, to secure payment of the rent performance of the covenants and conditions of this lease. The Landlord shall have the right, as agent of the Ten to take possession of any furniture, fixtures or other personal property of the Tenant found in or about the prem and sell the same at public or private sale and to apply the proceeds thereof to the payment of any monies becor due under this lease, the Tenant hereby waiving the benefit of all laws exemption property from execution, levy sale on distress or judgment. The Tenant agrees to pay, as additional rent, all attorney's fees and other expe incurred by the Landlord in enforcing any of the obligations under this lease.

Sub-letting and Assignment

Fourth.—The Tenant shall not sub-let the demised premises nor any portion thereof, nor shall this lease b signed by the Tenant without the prior written consent of the Landlord endorsed hereon.

Condition of Premises, Repairs

Fifth.—The Tenant has examined the demised premises, and accepts them in their present condition (exce otherwise expressly provided herein) and without any representations on the part of the Landlord or its agents the present or future condition of the said premises. The Tenant shall keep the demised premises in good condition shall redecorate, paint and renovate the said premises as may be necessary to keep them in repair and good appear The Tenant shall quit and surrender the premises at the end of the demised term in as good condition as the reaso use thereof will permit. The Tenant shall not make any alterations, additions, or improvements to said premises withou

lterations and mprovements / **anitation, nflammable Materials** / **idewalks**

prior written consent of the Landlord. All erections, alterations, additions and improvements, whether temporary or permanent in character, which may be made upon the premises either by the Landlord or the Tenant, except furniture or movable trade fixtures installed at the expense of the Tenant, shall be the property of the Landlord and shall remain upon and be surrendered with the premises as a part thereof at the termination of this Lease, without compensation to the Tenant. The Tenant further agrees to keep said premises and all parts thereof in a clean and sanitary condition and free from trash, inflammable material and other objectionable matter. If this lease covers premises, all or a part of which are on the ground floor, the Tenant further agrees to keep the sidewalks in front of such ground floor portion of the demised premises clean and free of obstructions, snow and ice.

lechanics' iens

Sixth.—In the event that any mechanics' lien is filed against the premises as a result of alterations, additions or improvements made by the Tenant, the Landlord, at its option, after thirty days' notice to the Tenant, may terminate this lease and may pay the said lien, without inquiring into the validity thereof, and the Tenant shall forthwith reimburse the Landlord the total expense incurred by the Landlord in discharging the said lien, as additional rent hereunder.

lass

Seventh.—The Tenant agrees to replace at the Tenant's expense any and all glass which may become broken in and on the demised premises. Plate glass and mirrors, if any, shall be insured by the Tenant at their full insurable value in a company satisfactory to the Landlord. Said policy shall be of the full premium type, and shall be deposited with the Landlord or its agent.

iability of andlord

Eighth.—The Landlord shall not be responsible for the loss of or damage to property, or injury to persons, occurring in or about the demised premises, by reason of any existing or future condition, defect, matter or thing in said demised premises or the property of which the premises are a part, or for the acts, omissions or negligence of other persons or tenants in and about the said property. The Tenant agrees to indemnify and save the Landlord harmless from all claims and liability for losses of or damage to property, or injuries to persons occurring in or about the demised premises.

ervices and tilities

Ninth.—Utilities and services furnished to the demised premises for the benefit of the Tenant shall be provided and paid for as follows: water by the Landlord ; ~~gas by the~~ ; electricity by the Tenant* ; ~~heat by the~~ ; ~~refrigeration by the~~ ; hot water by the Landlord
Heat and air-conditioning to be supplied by Landlord Monday through Friday, 8:00 AM to 6:00 PM, excluding legal holidays, both state and federal.
*Tenant to pay, as additional monthly rent, $255.20 per month for the electricity consumed in the demised premises. Tenant to have access at all times.
The Landlord shall not be liable for any interruption or delay in any of the above services for any reason.

ight to Inspect nd Exhibit

Tenth.—The Landlord, or its agents, shall have the right to enter the demised premises at reasonable hours in the day or night to examine the same, or to run telephone or other wires, or to make such repairs, additions or alterations as it shall deem necessary for the safety, preservation or restoration of the improvements, or for the safety or convenience of the occupants or users thereof (there being no obligation, however, on the part of the Landlord to make any such repairs, additions or alterations), or to exhibit the same to prospective purchasers and put upon the premises a suitable "For Sale" sign. For three months prior to the expiration of the demised term, the Landlord, or its agents, may similarly exhibit the premises to prospective tenants, and may place the usual "To Let" signs thereon.

amage by Fire, xplosion, he Elements or therwise

Eleventh.—In the event of the destruction of the demised premises or the building containing the said premises by fire, explosion, the elements or otherwise during the term hereby created, or previous thereto, or such partial destruction thereof as to render the premises wholly untenantable or unfit for occupancy, or should the demised premises be so badly injured that the same cannot be repaired within ninety days from the happening of such injury, then and in such case the term hereby created shall, at the option of the Landlord, cease and become null and void from the date of such damage or destruction, and the Tenant shall immediately surrender said premises and all the Tenant's interest therein to the Landlord, and shall pay rent only to the time of such surrender, in which event the Landlord may reenter and re-possess the premises thus discharged from this lease and may remove all parties therefrom. Should the demised premises be rendered untenantable and unfit for occupancy, but yet be repairable within ninety days from the happening of said injury, the Landlord may enter and repair the same with reasonable speed, and the rent shall not accrue after said injury or while repairs are being made, but shall recommence immediately after said repairs shall be completed. But if the premises shall be so slightly injured as not to be rendered untenantable and unfit for occupancy, then the Landlord agrees to repair the same with reasonable promptness and in that case the rent accrued and accruing shall not cease or determine. The Tenant shall immediately notify the Landlord in case of fire or other damage to the premises.

bservation f Laws, rdinances, ules and egulations

Twelfth.—The Tenant agrees to observe and comply with all laws, ordinances, rules and regulations of the Federal, State, County and Municipal authorities applicable to the business to be conducted by the Tenant in the demised premises. The Tenant agrees not to do or permit anything to be done in said premises, or keep anything therein, which will increase the rate of fire insurance premiums on the improvements or any part thereof, or on property kept therein, or which will obstruct or interfere with the rights of other tenants, or conflict with the regulations of the Fire Department or with any insurance policy upon said improvements or any part thereof. In the event of any increase in insurance premiums resulting from the Tenant's occupancy of the premises, or from any act or omission on the part of the Tenant, the Tenant agrees to pay said increase in insurance premiums on the improvements or contents thereof as additional rent.

igns

Thirteenth.—No sign, advertisement or notice shall be affixed to or placed upon any part of the demised premises by the Tenant, except in such manner, and of such size, design and color as shall be approved in advance in writing by the Landlord.

ubordination Mortgages nd Deeds f Trust

Fourteenth.—This lease is subject and is hereby subordinated to all present and future mortgages, deeds of trust and other encumbrances affecting the demised premises or the property of which said premises are a part. The Tenant agrees to execute, at no expense to the Landlord, any instrument which may be deemed necessary or desirable by the Landlord to further effect the subordination of this lease to any such mortgage, deed of trust or encumbrance.

ale of remises

Fifteenth.—In the event of the sale by the Landlord of the demised premises, or the property of which said premises are a part, the Landlord or the purchaser may terminate this lease on the thirtieth day of April in any year upon giving the Tenant notice of such termination prior to the first day of January in the same year.

ules and egulations of andlord

Sixteenth.—The rules and regulations regarding the demised premises, affixed to this lease, if any, as well as any other and further reasonable rules and regulations which shall be made by the Landlord, shall be observed by the Tenant and by the Tenant's employees, agents and customers. The Landlord reserves the right to rescind any presently existing rules applicable to the demised premises, and to make such other and further reasonable rules and regulations as, in its judgment, may from time to time be desirable for the safety, care and cleanliness of the premises, and for the preservation of good order therein, which rules, when so made and notice thereof given to the Tenant, shall have the same force and effect as if originally made a part of this lease. Such other and further rules shall not, however, be inconsistent with the proper and rightful enjoyment by the Tenant of the demised premises.

iolation of ovenants, orfeiture of ease, Re-entry y Landlord / **on-waiver Breach**

Seventeenth.—In case of violation by the Tenant of any of the covenants, agreements and conditions of this lease, or of the rules and regulations now or hereafter to be reasonably established by the Landlord, and upon failure to discontinue such violation within ten days after notice thereof given to the Tenant, this lease shall thenceforth, at the option of the Landlord, become null and void, and the Landlord may re-enter without further notice or demand. The rent in such case shall become due, be apportioned and paid on and up to the day of such re-entry, and the Tenant shall be liable for all loss or damage resulting from such violation as aforesaid. No waiver by the Landlord of any violation or breach of condition by the Tenant shall constitute or be construed as a waiver of any other violation or breach of condition, nor shall lapse of time after breach of condition by the Tenant before the Landlord shall exercise its option under this paragraph operate to defeat the right of the Landlord to declare this lease null and void and to re-enter upon the demised premises after the said breach or violation.

Notices

Eighteenth.—All notices and demands, legal or otherwise, incidental to this lease, or the occupation of the demised premises, shall be in writing. If the Landlord or its agent desires to give or serve upon the Tenant any notice or demand, it shall be sufficient to send a copy thereof by registered mail, addressed to the Tenant at the demised premises, or to leave a copy thereof with a person of suitable age found on the premises, or to post a copy thereof upon the door to said premises. Notices from the Tenant to the Landlord shall be sent by registered mail or delivered to the Landlord at the place hereinbefore designated for the payment of rent, or to such party or place as the Landlord may from time to time designate in writing.

Bankruptcy, Insolvency, Assignment for Benefit of Creditors

Nineteenth.—It is further agreed that if at any time during the term of this lease the Tenant shall make any assignment for the benefit of creditors, or be decreed insolvent or bankrupt according to law, or if a receiver shall be appointed for the Tenant, then the Landlord may, at its option, terminate this lease, exercise of such option to be evidenced by notice to that effect served upon the assignee, receiver, trustee or other person in charge of the liquidation of the property of the Tenant or the Tenant's estate, but such termination shall not release or discharge any payment of rent payable hereunder and then accrued, or any liability then accrued by reason of any agreement or covenant herein contained on the part of the Tenant, or the Tenant's legal representatives.

Holding Over by Tenant

Twentieth.—In the event that the Tenant shall remain in the demised premises after the expiration of the term of this lease without having executed a new written lease with the Landlord, such holding over shall not constitute a renewal or extension of this lease. The Landlord may, at its option, elect to treat the Tenant as one who has not removed at the end of his term, and thereupon be entitled to all the remedies against the Tenant provided by law in that situation, or the Landlord may elect, at its option, to construe such holding over as a tenancy from month to month, subject to all the terms and conditions of this lease, except as to duration thereof, and in that event the Tenant shall pay monthly rent in advance at the rate provided herein as effective during the last month of the demised term.

Eminent Domain, Condemnation

Twenty-first.—If the property or any part thereof wherein the demised premises are located shall be taken by public or quasi-public authority under any power of eminent domain or condemnation, this lease at the option of the Landlord, shall forthwith terminate and the Tenant shall have no claim or interest in or to any award of damages for such taking.

Security

Twenty-second.—The Tenant has this day deposited with the Landlord the sum of $[illegible].00 * as security for the full and faithful performance by the Tenant of all the terms, covenants and conditions of this lease upon the Tenant's part to be performed, which said sum shall be returned to the Tenant after the time fixed as the expiration of the term herein, provided the Tenant has fully and faithfully carried out all of said terms, covenants and conditions on Tenant's part to be performed. In the event of a bona fide sale, subject to this lease, the Landlord shall have the right to transfer the security to the vendee for the benefit of the Tenant and the Landlord shall be considered released by the Tenant from all liability for the return of such security; and the Tenant agrees to look to the new Landlord solely for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new Landlord. The security deposited under this lease shall not be mortgaged, assigned or encumbered by the Tenant without the written consent of the Landlord.

MLM 9916.66

*adjusted to current rental rate each five (5) year increment.

Arbitration

Twenty-third.—Any dispute arising under this lease shall be settled by arbitration. Then Landlord and Tenant shall each choose an arbitrator, and the two arbitrators thus chosen shall select a third arbitrator. The findings and award of the three arbitrators thus chosen shall be final and binding on the parties hereto.

Delivery of Lease

Twenty-fourth.—No rights are to be conferred upon the Tenant until this lease has been signed by the Landlord, and an executed copy of the lease has been delivered to the Tenant.

Lease Provisions Not Exclusive

Twenty-fifth.—The foregoing rights and remedies are not intended to be exclusive but as additional to all rights and remedies the Landlord would otherwise have by law.

Lease Binding on Heirs, Successors, Etc.

Twenty-sixth.—All of the terms, covenants and conditions of this lease shall inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the parties hereto. However, in the event of the death of the Tenant, if an individual, the Landlord may, at its option, terminate this lease by notifying the executor or administrator of the Tenant at the demised premises.

Twenty-seventh.—This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of governmental preemption in connection with the National Emergency declared by the President of the United States or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by the war.

Twenty-eighth.—This instrument may not be changed orally.

SEE RIDER for paragraphs twenty-ninth through thirty-seventh.

IN WITNESS WHEREOF, the said Parties have hereunto set their hands and seals the day and year first above written.

Witness:

HARRISON MANAGEMENT COMPANY, Landlord

[signature] (SEAL)

By W. John Harrison, its President, duly authorized

GREENWICH BROADCASTING CORPORATION

[signature] (SEAL)

By Michael L. Mettler
its President & CEO

GUARANTEE

Performance of the above lease by Greenwich Broadcasting Corporation is hereby guaranteed by Business Talk Radio.Net, a Delaware corporation.

Business Talk Radio.Net

[signature]

By:

Its:

The undersigned Corporate Secretary of Business Talk Radio.Net hereby certifies that Michael Mettler is the President and CEO of Business Talk Radio.Net and is duly authorized by a current corporate resolution to execute the above Guarantee.

6/24/04
9916.66 to
Patrick Bank #34070008-8

[signature]

Patrick J. O'Neil
Secretary of Business Talk Radio.Net

RIDER

This Rider is attached to a Lease Agreement between **HARRISON MANAGEMENT COMPANY**, as Landlord, and **GREENWICH BROADCASTING CORPORATION d/b/a WGCH TALK RADIO**, as Tenant, and is incorporated into said Lease Agreement as if set forth therein. In the event that there is a conflict between the terms of the Lease Agreement and the terms of this Rider, the terms of the Rider shall control.

Twenty-ninth - Tenant to pay as additional rent any increase in operating expenses and real estate taxes over the base year 2006. After the close of each year after 2006, Landlord shall provide Tenant with a computation of the operating expenses, excluding real estate taxes, for the years 2006 and the most recently completed year and any excess, in proportion to Tenant's share of the building, of the total of such expenses for the year most recently completed over the total for 2006 shall be additional rent and paid by Tenant to Landlord within thirty (30) days of receipt of the computation. Real Estate tax increases shall be billed and paid separately and after any increase over the base year of 2006 is known.

Operating Expenses as used herein shall include, but are not limited to, the costs incurred by the Landlord for management, cleaning, janitorial, miscellaneous handyman services, grounds care, landscaping, insurance, utilities, (including electricity costs in excess of all tenants' payments for electric), HVAC, security, plumbing, maintenance and repairs. Real estate taxes include any substitute government levy. Also included are any costs incurred in any legal or administrative proceeding relative to any of the foregoing.

Thirtieth - It is further agreed that throughout the term of this Lease, the Tenant shall obtain and pay all premiums for liability insurance with limits of at least $2,000,000.00 for bodily injury and $200,000.00 for property damage. Such policy shall name the Landlord and the Tenant as insureds. The Tenant does further agree to provide insurance against such other hazards and in such amounts as it may elect, in order to protect its interests. Insurance policies or copies covering the aforesaid, in companies acceptable to the Landlord, shall be provided by Tenant to Landlord, and Tenant expressly assumes the obligation to pay all premiums therefor.

Thirty-first - The Tenant represents that it has dealt exclusively with GVA Williams Real Estate, (Leasing Broker), and M. H. Heaven, (Listing Broker), as the brokers in connection with this transaction and agrees to indemnify and hold harmless the Landlord from and against any claim by any other broker including all costs and expenses of defending against any such claim, including reasonable attorneys fees and disbursements, provided such claim is based on the allegation that the claimant interested the Tenant in the premises or was in any way a procuring cause of this transaction. In any action by any broker, Tenant will cooperate with Landlord in defending against such action.

Thirty-second - Tenant, after paying one month's (October '06) rent ($4,958.31) and two month's rent ($9,916.62) as security, and after the execution and exchange of this lease, may take possession of the demised premises, provided the insurance coverage described in Article Thirtieth is in place. The Tenant shall not be required to pay rent for the period of possession three months after the date of full execution by both Landlord and Tenant, but shall pay for electric usage for any period of possession at the pro-rated monthly charge of $255.

Landlord's initials: [initials] Tenant's initials: [initials]

Thirty-third - Tenant shall have the right to use three (3) parking spaces for the use of its employees or invitees. However, Landlord reserves the right at any time to assign reserved parking spaces among all of the tenants on a proportionate basis. Landlord shall have no obligation to police use of the parking area.

Thirty-fourth - If Tenant shall fail to pay any installment of rent or any amount of additional rent for more than ten (10) days after the same shall have become due and payable, Tenant shall pay to Landlord a late charge of 1% per month for each dollar of the amount of such deficiency. Such late charge shall be without prejudice and shall be in addition to any of Landlord's rights and remedies hereunder or at law or in equity for non-payment or late payment of rent. Any delay or failure of Landlord in computing or billing for any additional or adjusted rent under this Lease shall not constitute a waiver or impair the continuing obligation of Tenant to pay any such additional rent or adjustments.

Thirty-fifth - Landlord to provide light cleaning (dusting and waste basket emptying) Monday to Friday, excluding holidays.

Thirty-sixth - Tenant shall have access to roof over Tenant's part of the building for the installation of a satellite dish. The installation shall require advance approval by Landlord's roofer and shall be completed to his satisfaction. Conduits shall not penetrate the roof. All the foregoing shall be at Tenant's expense. Tenant shall be permitted to install small generator at the rear of the property. All aspects of the installation, including the type of generator and exact location, shall require Landlord's prior approval, which shall not be unreasonably withheld. All Tenant contractors shall provide proof of insurance. All Tenant work is subject to Landlord and town approval as may be required, Landlord's approval not to be unreasonably withheld.

Thirty-seventh - Utility charges, especially electricity of $255.20 per month, are based upon an average range of consumption. In the event Tenant's operations are excessive, Tenant shall pay the charge attributable to such excess use.

Landlord's initials: ______ Tenant's initials: ______

EXHIBIT A

Rent shall be computed and paid as follows:

6/22/06

A. From the date of this lease until the same day of the month in the month of September, 2006, no rent is due, but Tenant shall pay electric charges of $255.20 per month.
July, Aug, Sept = 3 x 255.20 = 765.60

B. On the above referenced day of the month in September, 2006, rent of $163 per day for the balance of the month of September 2006. 8 days x 163.00 = 1304.00

C. On October 1, 2006, and on the first of each month thereafter to and including June 1, 2011, rent in the sum of $4,958.33. The rent for October 2006 shall be paid upon execution and delivery of this lease.

D. Rent for the remaining five years of the term shall be $332,500 payable in monthly installments of $5,541.67, commencing July 1, 2011.

C5

WGCH 1490 AM
GREENWICH

TOWER LEASE

Lease Agreement

Made as of October 1, 2005, by and between Marjorie Rowe of 1287 Rockrimmon Road, Stamford, Connecticut, hereinafter referred to as "Lessor," and The Greenwich Broadcasting Corporation a Connecticut Corporation organized and existing under the laws of the State of Connecticut and having it principal place at business in the Town of Greenwich, Connecticut, acting herein by its President, duly authorized, hereinafter referred to as "Lessee".

Witnesseth: That the Lessor hereby leases to Lessee all that portion of Lessor's land currently occupied by the existing radio tower and related fence, building and ground radials owned by Lessee, hereinafter referred to as "the Leased Premises" or alternatively as "the Premises," and the right and obligation to maintain or replace said improvements as necessary, the right to maintain electric and in-phone lines to the transmitter building, and the right to access the Leased Premises across the Lessor's land to perform such maintenance and replacement as necessary, all at the expense of the Lessee, and all in a safe and proper manner.

1. Leased Premises

The Leased Premises as described above are shown with more particularity on Map B attached hereto and are a portion of the Lessor's land described on "Schedule A" attached hereto, hereinafter referred to as "the Property." The remainder of the Lessor's land and the buildings thereon shall continue to constitute the separate property of the Lessor not subject to the terms of this Lease, including, but not limited to, the parking spaces above the subsurface ground radials.

2. Term and Rental

The term of this Lease Agreement is from October 1, 2005 to and including December 31, 2008. The rent due for the term of the Lease is as follows:

On the first day of each month, beginning with October 1, 2005, the Lessee shall pay the Lessor the sum of $3,500. Payment shall be delivered to the offices of Preferred Properties, Inc., 177 West Putnam Avenue, Greenwich, Connecticut, or to such other address as the Lessor shall designate in writing. The total of the rental payments is $136,500.00.

As additional consideration for this Lease, Lessee shall make available during the term of this Lease to and for the use of Lessor's affiliate, Preferred Properties, Inc., two parking spaces located at 80 Brookside Drive, Greenwich, Connecticut, provided that such use is not prohibited by the enforcement of any local or state regulation. The inability of the Lessee to make available said spaces because of the enforcement of any local or state regulation shall not affect or negate any other rights or obligations set forth in this Lease.

Provided, however, and it is further agreed that if the said rent shall remain unpaid for ten days after the same shall become payable as aforesaid, or if the said Lessee shall attempt to assign this Lease without the consent of the Lessor in writing, which consent shall not be unreasonably withheld, or underlet or otherwise dispose of the whole or any part of the said Premises, or use the same for any purpose but that hereinbefore authorized or make any structural alteration thereon without the consent of the Lessor in writing, which consent shall not be unreasonably withheld, or shall commit waste or suffer the same to be committed on said Premises or injure or misuse the same, then this

Lease shall thereupon, by virtue of this express stipulation, expire and terminate and the Lessor may, at any time thereafter, re-enter said Premises, and the same have and possess as of her former estate, and without such re-entry, may recover possession thereof in the manner prescribed by statute relating to summary process, it being understood that no demand for rent, and no re-entry for condition broken, as at common law, shall be necessary to enable the Lessors to recover such possession pursuant to said statute relating to summary process, but that all right to any such demand, or any such re-entry is hereby expressly waived by the said Lessee. Time shall be of the essence with respect to the payments to be made hereunder.

3. Lessor's Representations

The Lessor covenants with the Lessee that she has good right to lease the Premises in the manner aforesaid, and that she will suffer and permit said Lessee (it keeping all the covenants on its part, as herein contained) to occupy, possess and enjoy said Premises during the term aforesaid, without hindrance or molestation from her or any person claiming by, from or under her.

4. Lessee's Representations

The Lessee covenants with the Lessor to hire said Premises and to pay the rent therefore as aforesaid, that it will commit no waste, nor suffer the same to be committed thereon, nor injure nor misuse the sane, and also that it will not assign this Lease Agreement nor underlet a part or the whole of said Leased Premises, nor make alteration therein, nor use the same for any purpose but hereinbefore authorized, without written permission from said Lessor, which consent shall not be unreasonably withheld, but will deliver up the same at the expiration or sooner determination of its tenancy in as good

condition as they are now in, ordinary wear, fire and other unavoidable casualties excepted. Lessee also represents that it is a validly existing Connecticut corporation with the authority to enter into this Lease, and own its properties wherever they are located, and that Lessee has taken all action necessary to authorize entering into this Lease and delivering the same to Lessor.

5. Termination of the Lease

It is further agreed between the parties hereto that whenever this Lease shall terminate either by lapse of time or by virtue of any of the express stipulations therein, the said Lessee hereby waives all right to any notice to quit possession, as prescribed by the statute relating to summary process. It is further agreed that in case the said Lessee shall, with the written consent of the said Lessor endorsed hereon, or on the duplicate hereof, at any time hold over the said Premises, beyond the period above specified as the termination of this Lease, then the said Lessee shall hold said Premises upon the same terms, and under the same stipulations and agreements as are in this Instrument contained, and no holding over by said Lessee shall operate to renew this Lease without such written consent of said Lessor.

6. Lessee's Obligation to Comply with Governmental Rules and Regulations

It is further agreed between the parties hereto, that the Lessee is to comply with, and to conform to all the Laws of the State of Connecticut, and the by-laws, rules and regulations of the City and Town within which the Premises hereby leased are situated, related, inter alia, to Health, Nuisance, Fire, Highways and Sidewalks, so far as the Premises hereby leased are, or may be concerned, including, without limitation, such

approvals, consents, licenses or registrations as may be required by the Department of Environmental Protection and/or Environmental Protection Agency; and to save the Lessor harmless from all governmental or regulatory fines, penalties and costs, of any type or amount, resulting from Lessee's violation of or non-compliance with the same, and that said Premises shall be at all times open to the inspection of said Lessor and her agents, to applicants for purchase or lease, and for necessary repairs.

7. Responsibility for Utilities And Taxes

It is further agreed that the said Lessee is to pay water rates, or rent, for all water used and consumed on said Leased Premises during the term aforesaid, in addition to the rent hereinbefore provided for, and all utility bills. The Lessee shall also furnish heat to the Leased Premises at its own cost and expense. The Lessee shall also be responsible for the payment of any personal property taxes due with respect to the property leased hereunder.

8. No Obligation on Part of Lessor to Refund any Portion of Rent Payment

It is further agreed between the parties to these presents, that in case the building or buildings erected on the Premises hereby leased shall be partially damaged by fire or otherwise, the same shall be repaired as speedily as possible at the expense of the said Lessee. If the whole or any part of the premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding. There shall be no reimbursement of any portion of the rental payment, and

Lessee shall have no claim against Lessor for the value of any unexpired term of said lease.

9. Legal Fees

The Lessee covenants that, in the event the Lessor is required to employ an attorney in order to enforce a provision of this lease, the Lessee shall pay all reasonable attorneys' fees and costs incurred.

10. Necessary Repairs and Insurance

Lessee agrees to make all repairs that become necessary or that are necessary to keep the building or buildings in good and proper condition, and to carry a fire insurance policy payable to the Lessor insuring the buildings on the Leased Premises for at least 100% of their current replacement costs or removal cost, being a fire insurance and extended coverage policy; and to pay all premiums in connection with such a policy during the term of this Lease; it being understood and agreed that all expenses for maintenance, repair, etc. in connection with said Premises and the buildings thereof are to be paid for by the Lessee and that the Lessee will also pay, as mentioned above, for fire insurance, utility bills, etc. in addition to said monthly payments.

11. Lessee to Indemnify and
Hold the Lessor Harmless

The Lessee further agrees to save the Lessor harmless from all claims for personal injury, death or property damage arising from, or as a result of, Lessee's activities on, or as a result of the condition, maintenance, and/or lack of or improper maintenance of, the Leased Premises, it being understood and agreed that the Lessor will not be liable in any way for any injury, death, loss, or damage suffered by anyone in or on the Leased

Premises, or as a result of the Lessee's use of, or the condition, maintenance, and/or lack of or improper maintenance of, the Leased Premises; and the Lessee hereby agrees to obtain and keep in effect at all times during the term of this lease a proper liability insurance policy with a reputable insurance company in the amount of at least TWO MILLION ($2,000,000.00) DOLLARS, which policy will protect both the Lessor and the Lessee against any loss or liability for personal injury, death, or damage to personal property in connection with the Leased Premises and the appurtenances thereof, and the original of said policy will be furnished to and remain in the possession of the Lessor at all times.

12. Prior Lease Cancelled,
Lessee's Obligations that Survive

The parties hereto stipulate and agree that any and all rights, and any and all claimed rights of either party under any Prior Lease(s), or claimed Prior Lease(s), are hereby canceled and are now void with the exception of Lessee's obligation for repairs to the parking lot. In this regard, the parties acknowledge that Lessee is obligated to repair the parking lot due to damage and/or wear and tear that occurred during Lessee's previous lease of the premises from Lessor. Lessee covenants to effectuate such repairs no later than January 15, 2006.

13. Successors and Assigns

This lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties.

14. Lessee's Obligation to Remove the Radio Tower
and Related Buildings and Equipment

The Lessee agrees at the termination of this Lease to remove, at its expense, the tower and all equipment related thereto, including without limiting the generality of the foregoing, the footings for the tower, all fencing, all ground radials running from the tower, and all supporting structures, and to restore the property and the parking lot where the tower and its related fencing and radials are located to a useable blacktopped surface, and to ensure that no environmental damage, clean-up obligation, and/or environmental liability remains with respect to the Lessee's use of the Leased Premises and/or the equipment used by the Lessee in its use of the Leased Premises. BusinessTalkRadio.com, Inc., a Delaware corporation having a place of business at 1490 Dayton Avenue, Greenwich, CT 06830 ("BTR"), unconditionally guarantees Lessee's obligations under this paragraph and executes this lease in the space provided signifying such guaranty.

15. Subordination

Lessee agrees that this Lease will be subject and subordinate to any mortgages or deed of trust now or hereafter placed upon the Leased Premises and to all modifications thereto, and to all present and future advances made with respect to any such mortgage or deed of trust, provided that the holder of any such instrument agrees in writing that the Lessee's possession of the Leased Premises will not be disturbed so long as Lessee will continue to perform its duties and obligations under this Lease and Lessee's obligations to perform the duties and obligations will not be in any way increased or its rights diminished by the provisions of this paragraph. Furthermore, Lessee herein appoints Lessor its duly authorized attorney-in-fact to execute any and all subordination

documents which may be required of Lessee by any present or future mortgage or holder of a deed of trust in order to effect the provisions of this paragraph.

16. No Use of Hazardous Materials

During the term of this Lease, no hazardous substance, hazardous waste, oil, petroleum, chemical liquid or other solid, liquid or gaseous substance determined by the Department of Environmental Protection, Environmental Protection Agency or any other governmental authority to be hazardous to the environment (hereinafter collectively referred to as "Hazardous Substances") shall be brought onto the Leased Premises, unless approved by Lessor in writing. The Lessee shall provide the Lessor with a written list of any such Hazardous Substances, which it intends to bring onto the Leased Premises. Lessee shall bear the full cost and expense of any inspections, site assessments, tests, including any related laboratory fees, and remedial measures, in the event any contamination related to Lessee's activities is detected, and Lessee shall indemnify and hold Lessor harmless from and against any claims, suits, demands, penalties, fines, liabilities, settlements, damages, judgments, costs, interest and expenses, including, without limitation, attorneys', consultants' and laboratory fees, incurred in connection with or arising out of the presence, disposal, release or threatened release of any Hazardous Substances on the Leased Premises caused by Lessee, any related required clean-up or other remedial action on the Leased Premises and/or a lien on the Leased Premises in favor of the Department of Environmental Protection, Environmental Protection Agency or any other governmental authority for clean-up or other remedial action.

Lessee's liability hereunder shall survive the termination of this Lease but Lessee shall not be responsible for conditions affecting the Leased Premises that were not caused by its occupancy and use of the Leased Premises, and which are caused and arise after the later of (1) Lessee no longer being in possession of the Premises or (2) this Lease being terminated. In the event of liability on the part of Lessee under this Section 16, it is agreed that the Lessee shall hold the Lessor completely harmless from any and all liability, either as an owner, former owner, former mortgagor, current operator or in any other capacity, arising as a result of any state or federal environmental law or regulation as it pertains to the Leased Premises.

17. Notices

Any notices that are required to be sent pursuant to this Lease shall be sent to the Lessor c/o Preferred Properties, Inc., 177 West Putnam Avenue, Greenwich, Connecticut 06830, and to the Lessee, The Greenwich Broadcasting Corporation, 1490 Dayton Avenue, Greenwich, Connecticut 06830, or to such other address as shall be given in writing each to the other.

William M. Burke

Virginia Reynolds

Marjorie Rowe

The Greenwich Broadcasting Corporation, Inc.

By: ____________________
Michael L. Metter, Pres.

BusinessTalkRadio.com, Inc.
As Guarantor of Lessee's obligations pursuant to Paragraph 14 of this lease.

By: ____________________
Michael L. Metter, Pres. & CEO

STATE OF CONNECTICUT)
) ss.: GREENWICH
COUNTY OF FAIRFIELD)

On this the 2ND day of JUNE, 2006, before me personally appeared Marjorie Rowe, known to me (or satisfactorily proven) to be the person whose name subscribed to the within instrument and acknowledged that she executed the same for purposes therein contained.

In witness whereof I hereunto set my hand.

Notary Public
My Commission Expires

WILLIAM M. BURKE
STATE OF CONNECTICUT
NOTARY PUBLIC
MY COMMISSION EXPIRES FEBRUARY 28, 2009

STATE OF CONNECTICUT)
) ss.:
COUNTY OF Fairfield)

On this the 24 day of October, 2006 before me, the undersigned officer, personally appeared Michael L. Metter who acknowledged himself to be the President of The Greenwich Broadcasting Corporation, Inc., a corporation, and that he, as such President being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as President.

In witness whereof I hereunto set my hand.

Notary Public
My Commission Expires

Robert J. Lanava
NOTARY PUBLIC
State of Connecticut
My Commission Expires 6/30/2011

Schedule A

PARCEL ONE:

All that certain tract, piece or parcel of land, with the buildings and improvements thereon, situated in the Town of Greenwich, County of Fairfield and State of Connecticut, bounded and described as follows:

Beginning at a point formed by the intersection of the division line between premises hereby conveyed and land now or formerly of E. Norman Scott with the northerly line of the Boston Post Road, and running thence along land now or formerly of said Scott North 71° 8′ West 25 feet, North 3° 15′ West 125.2 feet, North 20° 39′ West 59.4 feet, and North 46° 50′ West 13.4 feet, and thence still along land now or formerly of said Scott North 76° 41′ East 127.06 feet to land now or formerly of The Brookside Investment Corporation, and thence South 27° 53′ East 96.45 feet, South 64° 43′ West 67 feet and South 27° 53′ East 100 feet to the northerly line of the Boston Post Road, thence South 64° 43′ West along the northerly line of said Boston Post Road, 23.55 feet and South 65° 34′ West 45.1 feet and North 83° 1′ West 31.35 feet to the point or place of beginning.

Subject, however, to the slight change made in the southerly boundary line of highway layout made in accordance with a map dated August 1, 1928 signed by the State Highway Commissioner and entitled "Connecticut State Highway Department Right of Way Map, Town of Greenwich, Boston Post Road, from Melrose Avenue easterly to the Borough Line, Route No. U.S. 1", on file in the Office of the Town Clerk of Greenwich and therein numbered 1275.

Expecting therefrom a portion of the premises conveyed to the State of Connecticut by Quitclaim Deed dated October 1, 1958 and recorded December 18, 1958 in the Greenwich Land Records in Book 606 at Page 433.

Excluded are assets or interests of Greenwich Broadcasting Company, Inc. consisting of or relating to the radio transmission tower and appurtenant rights, equipment, facilities, etc. as set forth under the terms of its Lease with Grantor dated October, 1979.